UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 23, 2010

Santa Lucia Bancorp
(Exact name of Registrant as specified in its charter)

California	000-51901	35-2267934
(State or other jurisdiction	(File number)	(I.R.S. Employer
of incorporation)		Identification No.)

7480 El Camino Real, Atascadero, CA	93422
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code     (805) 466-7087

Not Applicable
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01.      Entry into Material Definitive Agreement

Written Agreement with the Federal Reserve Bank of San Francisco

On December 23, 2010, Santa Lucia Bancorp (the “Company”) (OTCBB: SLBA.OB) and Santa Lucia Bank (the “Bank”), the wholly owned subsidiary of Company, and the Federal Reserve Bank of San Francisco (“FRBSF”) entered into a Written Agreement (the “Written Agreement”), effective December 23, 2010, addressing, among other items, management, operations, lending, asset quality and increased capital for the Bank and the Company, as appropriate.

As previously disclosed, the Written Agreement was the result of a recent examination of the Bank and the Company by the FRBSF that resulted in certain criticisms of the Bank, particularly related to the overall quality of the Bank’s loan portfolio.  Many of the requirements of the Written Agreement reflect recommendations or requirements from the Report of Examination that the Bank has been working on since the date of the examination.  Subsequent to the examination and in order to enhance the Bank’s ability to remedy many of the noted criticisms, the Bank made numerous changes in the executive structure to include a newly appointed Chief Credit Officer (CCO) and Chief Financial Officer. In addition, Stanley R. Cherry, Director and former President/CEO has rejoined the Bank as SVP - credit administration and will be working closely with the CCO to manage the day-to-day credit functions. The Company and Bank will continue their efforts to comply with all provisions of the Written Agreement, and believe they are taking the appropriate steps necessary to comply in a timely fashion.

Among other things, the Written Agreement requires that:

•	The Company serve as a source of strength for the Bank;

•	The board of directors of the Bank submit a plan to strengthen board oversight of the management and operations of the Bank;

•	The Bank submit to the FRBSF a plan to strengthen credit risk management practices;

•	The Bank submit to the FRBSF revised written lending and credit administration policies and procedures;

•	The Bank submit to FRBSF a revised policy for the effective grading of the Bank’s loan portfolio;

•
The Bank submit to the FRBSF a written program for the effective, ongoing third party review of the Bank’s loan portfolio, and that the board of directors take appropriate steps to ensure that the findings of such reviews are addressed by management;

•
The Bank not extend, renew, or restructure any credit to any borrower (or related interest) whose loans or other extensions of credit are criticized in the FRBSF’s most recent report of examination (the “Report of Examination”), or in any subsequent examination, without the prior approval of a majority of the full board of directors or a designated committee thereof;

•
The Bank submit an acceptable written program to the FRBSF that is designed to improve the Bank’s position through repayment, amortization, liquidation, additional collateral, or other means on certain past due or problem loans and other real estate owned (“OREO”) identified at the date of the Written Agreement, and to develop a similar plan for any such loans or OREO identified in the future.  The Bank also must submit quarterly progress reports to the FRBSF on such loans and OREO;

•	The Bank eliminate from its books, by charge-off or collection, all assets or portions of assets classified “loss” in the Report of Examination that have not been previously charged off;

•
The Bank review and revise its ALLL methodology consistent with relevant supervisory guidance and the findings and recommendations regarding the ALLL in the Report of Examination, and submit to the FRBSF a plan for maintenance of an adequate ALLL;

•
The Company and the Bank submit to the FRBSF an acceptable joint written plan to maintain sufficient capital at the Bank, and notify the FRBSF following any calendar quarter in which the Bank’s capital ratios fall below minimums set forth in such plan, including in such notice steps the Bank or Company intend to take to increase capital ratios;

•	The Bank submit to the FRBSF an acceptable written contingency funding plan;

•	The Bank submit to the FRBSF a written business plan for 2011 to improve the Bank’s earnings and overall condition;

•
The Company and the Bank not declare or pay any dividends without the prior written approval of the FRBSF and the Director of the Division of Banking Supervision and Regulation of the Board of Governors of the Federal Reserve System (the “Director”);

•	The Company not take any other form of payment representing a reduction in capital from the Bank without the prior written approval of the FRBSF;

•
The Company and its nonbank subsidiary not make any distributions of interest, principal, or other sums on subordinated debentures or trust preferred securities without the prior written approval of the FRBSF and the Director;

•	The Company and its nonbank subsidiary not, directly or indirectly, incur, increase, or guarantee any debt without prior written approval of the FRBSF;

•	The Company not, directly or indirectly, purchase or redeem any shares of its stock without the prior written approval of the FRBSF;

•	The Bank immediately take all necessary steps to correct all violations of law and regulation cited in the Report of Examination;

•	The Company and the Bank submit any new officer or director, or change in any existing officer’s or director’s duties, to the FRBSF for prior approval or non-objection;

•	The Company and the Bank seek prior approval or non-objection from the FRBSF before making any indemnification or severance payment to an officer or director;

•	The Company and the Bank submit to the FRBSF joint quarterly written progress reports on efforts to comply with the Written Agreement;

The Written Agreement will remain effective and enforceable until stayed, modified, terminated or suspended in writing by the FRBSF. The foregoing description of the Written Agreement is a summary and does not purport to be a complete description of all of its terms, and is qualified in its entirety by reference to a copy of the Written Agreement, attached hereto as Exhibit 10.1.

As previously disclosed, the Written Agreement was the result of a recent examination of the Bank and the Company by the FRBSF that resulted in certain criticisms of the Bank, particularly related to the overall quality of the Bank’s loan portfolio.  Many of the requirements of the Written Agreement reflect recommendations or requirements from the Report of Examination that the Bank has been working on since the date of the examination.  The Company and Bank will continue their efforts to comply with all provisions of the Written Agreement, and believe they are taking the appropriate steps necessary to comply in a timely fashion.

While the Company and Bank are moving diligently to comply with the Written Agreement, there can be no assurance that full compliance will be achieved.  As a result, the Company and the Bank could become subject to further regulatory restrictions or penalties.  Full satisfaction of the Written Agreement will depend in part on raising a significant amount of additional capital.  The Company’s ability to raise capital will depend on market conditions, which are outside the Company’s control, and also on the Bank’s financial performance and condition.  Should the Bank’s asset quality continue to erode and require significant additional provision for loan losses, resulting in additional future net operating losses at the Bank, the Company’s ability to raise capital may be impaired.  In addition, further operating losses would cause the Bank’s capital levels to decline further, requiring the raising of more capital.

For 25 years, the Bank has provided its customers with friendly, hometown services and state of the art banking products. The Bank expects to continue to serve its customers in all areas including making loans, establishing lines of credit, accepting deposits and processing banking transactions.

A press release was issued by the Company on December 29, 2010, discussing the above Written Agreement and is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.      Exhibits

(d)     Exhibits. The following exhibits are being filed herewith:

Exhibit No.	Description
10.1	Written Agreement with the Federal Reserve Bank of San Francisco, dated December 23, 2010
99.1	Press Release from Santa Lucia Bancorp dated December 29, 2010

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 29, 2010	SANTA LUCIA BANCORP

	By:	/s/ John C. Hansen
John C. Hansen
	Its:	President & CEO
(Principal Executive Officer)